UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐            Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to §240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified in Its Charter)

BOOTS PARALLEL 1, LP

BOOTS, LP

BOOTS GP, LLC

BOOTS CAPITAL MANAGEMENT, LLC

4M MANAGEMENT PARTNERS, LLC

4M INVESTMENTS, LLC

WRCB, L.P.

CHARLES CAMPBELL GREEN III

DAVID P. WHEELER

THEODORE B. MILLER, JR.

TRIPP H. RICE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Boots Capital Management, LLC (“Boots Capital”), together with the other Participants named herein (“Boots”), have filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of their slate of director nominees at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”).  Promptly after filings its definitive proxy statement with the SEC, Boots will forward the definitive proxy statement and accompanying GOLD universal proxy card to each stockholder entitled to vote at the 2024 Annual Meeting.

On April 16, 2024, Theodore B. Miller, Jr., on behalf of Boots Capital and together with the other Participants named herein, issued a press release relating to the Corporation, a copy of which is set forth below.

This is the Second Time the Board's Actions Have Presented a "Colorable Claim" Under Delaware Law

Crown Castle's Board of Directors Have Shown
Blatant and Cynical Disregard for Shareholders and the Delaware Court

Actions Highlight Years of Governance and Strategic Blunders That Have Cost Shareholders Tens of Billions of Dollars in Value

Court of Chancery Grants Discovery to Boots Capital Management to Investigate Whether Crown Castle Had "Legitimate Corporate Purpose" to Expand Board from 12 to 13 Seats

Court of Chancery to Hold Hearing in Early May to Assess Potential Shareholder Remedies, Including Potential Delay of Annual Meeting to Permit Adding 5th Nominee to Boots Capital Management 4-Person Slate

Court of Chancery Had Requested on March 8 That Crown Castle Give Prior Notice to Boots Capital Management of Major Corporate Developments,1 An Instruction That, in Boots Capital Management's View, The Board Ignored When It Expanded the Board From 12 to 13

Ted B. Miller and Nominees of Boots Capital Management Call on Shareholders to Directly Address the Crown Castle Board for Its Willful Disregard of Shareholders and the Court

Boots Capital Remains Supportive of Appointment of New CEO Steven J. Moskowitz;
Seeks Normal Course Resignation of One Director Upon Mr. Moskowitz's Appointment

HOUSTON, April 16, 2024 /PRNewswire/ -- The Delaware Court of Chancery yesterday granted expedited discovery into a breach of fiduciary duty claim against the Board of Directors of Crown Castle Inc. (NYSE: CCI) ("Crown Castle" or the "Company") for expanding the number of board seats in the critical, late stages of an ongoing proxy contest by investment vehicle Boots Capital Management LLC ("Boots Capital").

In a hearing yesterday, Vice Chancellor J. Travis Laster said that Boots Capital had presented a colorable claim that Crown Castle's Board's actions contravened their fiduciary duties under Delaware law when the incumbent directors expanded the number of seats from 12 to 13 after the appointment of a new CEO on April 10.

There is threat of irreparable harm in changing the rules in the midst of a proxy contest, Vice Chancellor Laster further noted in the court hearing.

The Court granted expedited discovery and a preliminary injunction hearing to be scheduled in early May, at which point the Court will assess Boots Capital's preliminary injunction motion, which will seek potential remedies including a potential delay of the May 22 annual meeting.

Vice Chancellor Laster had previously ordered, on March 8, that Crown Castle and its Board should give prior notice to Boots Capital if they were to undertake any material corporate action that would affect the proxy contest.

Boots Capital believes the Board willfully ignored the directives of the Court, which resulted in its latest challenge.

Boots Capital supports the appointment of Steven J. Moskowitz as new Crown Castle CEO. But when adding Mr. Moskowitz as both executive and new director, the Board did not reduce the board's overall size, electing to retain director and interim CEO Anthony Melone, who had been in his role since January 16. That action expanded the number of directors to 13 in the critical, late stages of the proxy contest, thus changing the rules and affecting the fairness of director elections.

Crown Castle continues to pay Mr. Melone extra compensation as a Special Advisor to the President and CEO, in addition to its continued payment of prior CEO Jay Brown, who was awarded a six-month consulting contract upon his resignation in January.

"The misguided corporate governance at the Crown Castle Board of Directors is on naked display for shareholders to see," said Ted B. Miller, who co-founded the company and as part of his comprehensive plan to restore value at the company has nominated himself and three other highly qualified directors. "Directors are so eager to protect their jobs that they have willfully ignored corporate governance principles, and have again damaged their trust and credibility ahead of a shareholder election. We are tireless in improving Crown Castle because we know the company can be great. But it cannot be great unless this self-serving behavior is stopped immediately."

"We call on shareholders to urgently tell the Board that its actions are unacceptable. It is time for change so value creation can begin in earnest."

On February 20, 2024, Mr. Miller nominated a slate of four highly qualified director candidates who collectively would bring more than five decades of successful global tower industry experience to the Crown Castle Board. Mr. Miller and the nominees have presented a detailed and actionable plan to the Board to optimize the value of Crown Castle's fiber assets, digitize its tower portfolio, materially improve its operations and go-to-market strategy, rebuild its management team with experienced executives, repair its broken company culture, and deliver significantly improved financials to restore and drive shareholder value. In addition to this detailed operating plan, Mr. Miller and the nominees have led and shared with the Company a six-month due diligence process with 25 prospective buyers and financing sources to increase the speed and certainty of completing a sale of Crown Castle's fiber assets this year, before potential tax benefits of over $1 billion expire at the end of 2024.

Heyman Enerio Gattuso & Hirzel LLP, Woolery & Co. PLLC, and Equity Litigation Group LLP are serving as legal advisors to Mr. Miller.

The case number is 2024-0176-JTL.

INVESTOR AND MEDIA CONTACTS

Investors:

Morrow Sodali LLC

Paul Schulman/William Dooley/Jonathan Eyl

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants’ (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Boots Capital and the other Participants (as defined below) have filed a preliminary proxy statement and accompanying GOLD universal proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of shareholders (the “2024 Annual Meeting”) of Crown Castle Inc., a Delaware corporation (“Crown Castle” or the “Corporation”). Promptly after filing its definitive proxy statement with the SEC, Boots Capital will forward the definitive proxy statement and accompanying GOLD universal proxy card to each stockholder entitled to vote at the 2024 Annual Meeting.

The participants in the proxy solicitation are currently anticipated to be Boots Parallel 1, LP, Boots, LP (and together with Boots Parallel 1, LP, the “Boots Funds”), Boots Capital Management, LLC (“Boots Capital”), Boots GP, LLC (“Boots GP”), 4M Management Partners, LLC (“4M Management Partners”), 4M Investments, LLC (“4M Investments”), WRCB, L.P. (“WRCB”), Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the “Boots Parties”); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the “Boots Nominees,” and together with the Boots Parties, the “Participants”).

Boots GP, as the general partner of each of the Boots Funds, and 4M Management Partners, as the investment advisor of each of the Boots Funds, may each be deemed to beneficially own interests in an aggregate of 784,009 shares of the Corporation’s common stock, $0.01 par value (the “Common Stock”) held in the Boots Funds (including 182,997 shares of Common Stock and interests in 601,012 shares of Common Stock underlying over-the-counter share option contracts). WRCB beneficially owns interests in 135 shares of Common Stock underlying a call option. Mr. Miller has direct ownership of 200 shares of Common Stock, which includes 100 shares of Common Stock held of record and 100 shares of Common Stock held of record as tenant in common with his wife. In addition, Mr. Miller may be deemed to beneficially own interests in an aggregate of 784,716.958 shares of Common Stock (which includes interests in 784,009 shares of Common Stock held by the Boots Funds, which Mr. Miller may be deemed to beneficially own as the President and managing member of 4M Management Partners and a Manager and the President of Boots GP, interests in 400 shares of Common Stock underlying call options owned beneficially and as a tenant in common with his wife, interests in 135 shares of Common Stock underlying a call option owned beneficially by WRCB, which Mr. Miller may be deemed to beneficially own as sole member of one of the general partners of WRCB, and 172.958 shares of Common Stock held through the Corporation’s 401(k) Plan in the Crown Castle Stock Fund. Mr. Rice is the record holder of 100 shares of Common Stock and, as the Vice President of 4M Management Partners and a Manager and the Vice President of Boots GP, Mr. Rice may be deemed to beneficially own interests in 784,009 shares of Common Stock held by the Boots Funds. Mr. Green beneficially owns 1,736 shares of Common Stock in joint tenancy with his wife. All of the foregoing information is as of the date hereof unless otherwise disclosed.

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, THE DEFINITIVE PROXY STATEMENT, WHEN FILED, AND OTHER RELEVANT DOCUMENTS, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (800) 662-5200).

1 See Transcript of Oral Argument at 91:15-24, 92:1, Delaware Action (Mar. 8, 2024). (". . . what I don't want to have happen is to have something unfixable or unalterable suddenly being announced as an after-the-fact thing, without the plaintiff having at least some notice – and my instinct would be five business days – so that if [Plaintiffs] believe that there is some reason why this would dramatically upset the status quo and later the proxy contest and could be viewed as some form of interference with voting rights in its own right, that they would have an opportunity to come and challenge it.")